Exhibit 10.3
AMENDMENT OF PLANS
(EFFECTIVE JANUARY 1, 2015)

The undersigned, as a duly authorized officer of Disney Worldwide Services, Inc. and duly empowered by the Investment and Administrative Committee of The Walt Disney Company Qualified Plans and Key Employees Deferred Compensation and Retirement Plan to make nonmaterial amendments to the following employee benefit plans, does hereby adopt an amendment to each of the Disney Key Employees Retirement Savings Plan, the Benefit Equalization Plan of ABC, Inc., and The Walt Disney Productions and Associated Companies Key Employees Deferred Compensation and Retirement Plan, effective January 1, 2015, as follows:

1. Section 4.2(a)(1) of the Disney Key Employees Retirement Savings Plan is amended to read in its entirety:

(1)
The gross contribution amount equals the aggregate amount of Employer Contributions that would have been allocated to the Eligible Employee's Qualified Plan account for the calendar year if those contributions were determined:

(A)    Without regard to the limits imposed by Code section 415;

(B)	As if the annual compensation cap imposed by Code section 401(a)(17) for the calendar year were $1,000,000; ~~and~~

(C)	By taking into account any equity in lieu of bonus received by the Participant during the calendar year as if it were contribution-eligible compensation under the Qualified Plan~~.~~; and

(D)
By taking into account, at the time the amount otherwise would have been paid to the Participant, the amount of any compensation (i) that the Participant elected to defer under a nonqualified deferred compensation plan sponsored by the Company or an Affiliate of the Company and (ii) that, absent such election, would have been paid to the Participant on or after January 1, 2015, but only to the extent that the Qualified Plan would not, if the Participant had not made such an election, have taken into account such compensation on account of the compensation cap under Code section 401(a)(17).

2. Section 4.1(a)(1) of the Benefit Equalization Plan of ABC, Inc., is amended by eliminating “and” at the end of subparagraph (B), renumbering subparagraph (C) to be subparagraph (D), and inserting a new subparagraph (C), as follows:

(C)
By taking into account, at the time the amount otherwise would have been paid to the Participant, the amount of any compensation (i) that the Participant elected to defer under a nonqualified deferred compensation plan sponsored by the Company or an Affiliate of the Company and (ii) that, absent such election, would have been paid to the Participant on or after January 1, 2015, but only to the extent that the Pension Plan would not, if the Participant had not made such an election, have taken into account such compensation on account of the compensation cap under Code section 401(a)(17); and

3. Section 4.1(a)(1) of The Walt Disney Productions and Associated Companies Key Employees Deferred Compensation and Retirement Plan is amended by eliminating “and” at the end of subparagraph (C), renumbering subparagraph (D) to be subparagraph (E), and inserting a new subparagraph (D), as follows:

(D)
By taking into account, at the time the amount otherwise would have been paid to the Participant, the amount of any compensation (i) that the Participant elected to defer under a nonqualified deferred compensation plan sponsored by the Company or an Affiliate of the Company and (ii) that, absent such election, would have been paid to the Participant on or after January 1, 2015, but only to the extent that the Pension Plan would not, if the Participant had not made such an election, have taken into account such compensation on account of the compensation cap under Code section 401(a)(17); and

4. Section 4.1(a)(3) of each of the Benefit Equalization Plan of ABC, Inc., and The Walt Disney Productions and Associated Companies Key Employees Deferred Compensation and Retirement Plan is amended to read as follows:

(3)
Notwithstanding the foregoing, if a Participant is (or is deemed to be) an Executive Officer both as of January 1, 2012, and as of the earlier of the date he ceases to be an Eligible Employee or his Separation from Service, the Participant’s Retirement Income shall not exceed the greater of:

(A)
The Retirement Income that the Participant would have been entitled to under the Plan if the provisions of the Plan and the Pension Plan as in effect on December 31, 2011 had continued in effect without change; or

(B)	If, ~~the Participant:~~

~~(i)~~	~~was not an Executive~~ Officer ~~on January 1, 2012, but later becomes an Executive Officer; or~~

~~(ii)~~
after ceasing to be an Executive Officer after January 1, 2012 (including the exhaustion of the period described in Plan section 2.1(r) ~~during~~ which he was deemed to be an Executive Officer), the Participant later again becomes an Executive Officer, the Retirement Income payable to the Participant under the Plan, determined as if he had a Separation from Service on the day immediately preceding the most recent date after January 1, 2012 on which he ~~becomes or~~ again becomes an Executive Officer.

IN WITNESS WHEREOF, these amendments are executed by the undersigned this 30th day of April, 2015.

DISNEY WORLDWIDE SERVICES, INC.

By:	/s/ JEFFERY E. SHAPIRO
Jeffrey E. Shapiro Vice President, Enterprise Benefits Authorized Representative and Committee Member